                                                                    EXHIBIT 10.1


                        GEOTEL COMMUNICATIONS CORPORATION

                               1,712,329 Shares of
               Series C Convertible Participating Preferred Stock




                               ------------------

                            STOCK PURCHASE AGREEMENT

                               ------------------





                                 August 9, 1995




                        Geotel Communications Corporation
                            Stock Purchase Agreement
                                 August  , 1995

                                      INDEX

                                                                           Page
                                                                           ----

SECTION 1     TERMS OF PURCHASE.............................                 1

         1.1  Description of Securities.....................                 1
         1.2  Reserved Shares...............................                 2
         1.3  Sale and Purchase.............................                 2
         1.4  Closing.......................................                 2
         1.5  Prior Purchase Agreement......................                 2

SECTION 2     REPRESENTATIONS AND WARRANTIES OF THE
              COMPANY.......................................                 3

         2.1  Organization and Corporate Power..............                 3
         2.2  Authorization.................................                 3
         2.3  Capitalization................................                 4
         2.4  Subsidiaries; Investments.....................                 4
         2.5  Financial Statements..........................                 4
         2.6  Absence of Undisclosed Liabilities............                 5
         2.7  Absence of Certain Developments...............                 5
         2.8  Title to Properties...........................                 5
         2.9  Tax Matters...................................                 5
         2.10 Contracts and Commitments.....................                 6
         2.11 Proprietary Rights; Employee Restrictions.....                 6
         2.12 Effect of Transactions........................                 8
         2.13 Litigation....................................                 8
         2.14 Offerees......................................                 8
         2.15 Business; Compliance with Laws................                 8
         2.16 Information Supplied to Investors.............                 9
         2.17 Investment Banking; Brokerage.................                 9
         2.18 Distribution on Capital Stock.................                 9
         2.19 Environmental Matters.........................                 9
         2.20 Employees.....................................                10
         2.21 Insurance.....................................                11
         2.22 Retirement Obligations, etc...................                11
         2.23 Transactions with Affiliates..................                11

SECTION 3     CONDITIONS OF PURCHASE........................                11


                                       (i)

3.1      Satisfaction of Conditions.........................                11
         3.2  Opinion of Company Counsel....................                11
         3.3  Authorization.................................                11
         3.4  Effectiveness of Preferred Stock Terms........                12
         3.5  Stock Restriction Agreements..................                12
         3.6  Non-Competition, Nondisclosure and
                Developments Agreements.....................                12
         3.7  Shareholders Agreement; Election
                of Directors................................                12
         3.8  Founders Registration Rights Agreement........                12
         3.9  All Proceedings Satisfactory..................                12
         3.10 Delivery of Documents.........................                12

SECTION 4     COVENANTS OF THE COMPANY......................                13

         4.1  Financial Statements; Minutes.................                13
         4.2  Budget and Operating Forecast.................                14
         4.3  Conduct of Business...........................                14
         4.4  Payment of Taxes, Compliance with Laws, etc...                15
         4.5  Adverse Changes...............................                15
         4.6  Insurance.....................................                15
         4.7  Life Insurance................................                15
         4.8  Maintenance of Properties.....................                15
         4.9  Affiliated Transactions.......................                16
         4.10 Management Compensation.......................                16
         4.11 Use of Proceeds...............................                16
         4.12 Inspection....................................                16
         4.13 Board of Directors Meetings...................                16
         4.14 Right to Participate in Sales of
                Additional Securities.......................                17
         4.15 Stock Restriction Agreement, Nondisclosure
                and Developments Agreements and
                Non-Competition Agreements..................                18
         4.16 Distributions on, and Redemptions of,
                Capital Stock...............................                18
         4.17 Merger, Consolidation, Sale of Assets,
                Acquisitions and Other Actions..............                18
         4.18 No Amendments to Certificate of
                Incorporation...............................                19
         4.19 Capital Expenditures..........................                19
         4.20 Indebtedness..................................                19
         4.21 Restrictions on Other Agreements..............                20


                                      (ii)

         4.22 Compliance with Stock Restriction Agreement...                20

SECTION 5   REPRESENTATIONS OF INVESTORS....................                20

SECTION 6   REGISTRATION RIGHTS.............................                21

         6.1  Optional Registrations........................                21
         6.2  Required Registrations........................                22
         6.3  Form S-3......................................                23
         6.4  Registrable Securities........................                24
         6.5  Market Stand Off Agreement....................                24
         6.6  Further Obligations of the Company............                25
         6.7  Indemnification; Contribution.................                26
         6.8  Rules 144 and 144A Reporting..................                27
         6.9  Transfer of Registration Rights...............                28

SECTION 7     GENERAL.......................................                28

         7.1  Amendments, Waivers and Consents..............                28
         7.2  Survival of Covenants; Assignability of
                Rights......................................                29
         7.3  Governing Law.................................                29
         7.4  Section Headings..............................                29
         7.5  Counterparts..................................                29
         7.6  Notices and Demands...........................                29
         7.7  Severability..................................                30
         7.8  Expenses......................................                30
         7.9  Integration...................................                30
         7.10 Confidentiality...............................                30
         7.11 Shares Owned by Affiliates....................                30

EXHIBITS

Exhibit A -   List of Investors
Exhibit B -   Terms of Capital Stock
Exhibit C -   Form of Company Counsel Opinion
Exhibit D -   Form of Amendment No. 2 to Stock Restriction Agreement
Exhibit E-1 - Form of Key Employee Non-Competition,
                    Nondisclosure and Developments Agreement
Exhibit E-2 - Form of Nondisclosure and Developments Agreement
Exhibit F -   Form of Amended and Restated Stockholders Agreement
Exhibit G -   Form of Amended and Restated Founders Registration Rights
              Agreement

                                      (iii)

                                    SCHEDULES

Schedule 2.3 - Capitalization
Schedule 2.5 - Financial Statements
Schedule 2.6 - Liabilities
Schedule 2.7 - Developments
Schedule 2.8 - Title Matters
Schedule 2.9 - Tax Matters
Schedule 2.10 - Contracts and Commitments
Schedule 2.11 - Proprietary Rights
Schedule 2.13 - Litigation
Schedule 2.15 - Compliance with Laws
Schedule 2.19 - Environmental Matters
Schedule 2.20 - Employee Matters
Schedule 2.21 - Insurance
Schedule 2.22 - Retirement Obligations
Schedule 2.23 - Transactions with Affiliates







                                      (iv)

                            STOCK PURCHASE AGREEMENT


         AGREEMENT made as of this 9th day of August, 1995 by and among (i) Geotel Communications Corporation, a corporation incorporated under the laws of the State of Delaware (the "Company"); (ii) Fidelity Ventures Limited ("Fidelity"), New Enterprise Associates VI, Limited Partnership, a Delaware limited partnership ("NEA"), MATRIX Partners III, L.P., a Delaware limited partnership ("Matrix"), Sigma Partners II, L.P. ("Sigma"); Sigma Associates II, L.P. ("Sigma Associates"); Atlas Venture Fund II, L.P., a Delaware limited partnership ("Atlas"); Steven Finn of Framingham, Massachusetts ("Finn"); Anthony J. Medaglia, Jr. of West Newton, Massachusetts ("Medaglia"); and Alexander d'Arbeloff of Brookline, Massachusetts ("d'Arbeloff"); Fidelity, NEA, Matrix, Sigma, Sigma Associates, Atlas, Finn, Medaglia and d'Arbeloff being hereinafter sometimes referred to collectively as the "Investors" and each individually as an "Investor"); and (iii) those several investors (being hereinafter referred to collectively as the "Prior Investors" and each individually as a "Prior Investor") named in Exhibit A to the Company's Series A Convertible Participating Preferred Stock Purchase Agreement dated as of September 30, 1993 (the "Series A Purchase Agreement") and Exhibit A to the Company's Series B Convertible Participating Preferred Stock Stock Purchase Agreement dated as of July 29, 1994 (the "Series B Purchase Agreement" and, together with the Series A Purchase Agreement, the "Prior Purchase Agreements").

         WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell to the Investors, [1,712,329] shares of the Company's Series C Convertible Participating Preferred Stock; and

         WHEREAS, the Prior Investors and the Company desire to cancel and terminate the provisions of Sections 4, 6 and 7 of the Series B Purchase Agreement in their entirety and to replace said provisions of the Series B Purchase Agreement with the corresponding provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1.   TERMS OF PURCHASE

         1.1 Description of Securities. The Company has authorized the issuance and sale to the Investors of 1,712,329 shares (the "Preferred Shares") of its authorized but unissued Series C Convertible Participating Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), for a purchase price of $2.336 per Preferred Share.

         1.2 Reserved Shares. The Company has authorized and has reserved and covenants to continue to reserve, a sufficient number of shares of its Common Stock, par value $.01 per share (the "Common Stock"), to satisfy the rights of conversion of the holders of the Series C Preferred Stock. Any shares of Common Stock or any successor class of capital stock of the Company hereafter issued or issuable upon conversion of the Preferred Shares are herein referred to as "Conversion Shares."

         1.3 Sale and Purchase. Subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Investors, and each Investor shall purchase from the Company, the number of Preferred Shares set forth opposite the name of such Investor in Column 2 of Exhibit A hereto for the aggregate purchase price set forth in the corresponding row of Column 3 of said Exhibit A.

         1.4 Closing. A closing (the "Closing") of the sale and purchase of the Preferred Shares shall take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, at 10:00 A.M., on August , 1995, or such other date, time and place as shall be mutually agreed upon by the Company and a majority in interest of the Investors (the "Closing Date"). At the Closing, the Company will deliver the Preferred Shares being acquired by each Investor in the form of a certificate issued in such Investor's name or in the name of its nominee (of which the Investor shall notify the Company not less than two business days prior to the Closing), against payment of the full purchase price therefor by or on behalf of each Investor to the Company by check or by wire transfer of immediately available funds.

         1.5  Prior Purchase Agreements.

              (a) By their respective execution of this Agreement, the Company and the Prior Investors (including those Prior Investors who are signing as Investors hereunder), constituting the requisite parties in interest, agree as follows:

            (i) the provisions of Sections 4, 6 and 7 of the Series B Purchase Agreement are hereby terminated and of no further force and effect and shall be superseded and replaced in their entirety by the corresponding provisions of this Agreement; and

           (ii) each Prior Investor hereby waives any and all of its rights of first refusal under Section 4.14 of the Series B Purchase Agreement with respect to the issuance by the Company of the Preferred Shares and the Conversion Shares as contemplated by this Agreement, with such waiver to include the waiver of any rights of such Prior Investor arising from the Company's noncompliance with the notice provisions of said Section 4.14.

              (b) By their respective execution of this Agreement, the parties hereto agree that solely for purposes of Sections 4, 6, 7.1, 7.2, 7.6 and 7.10 of this Agreement and to the extent necessary to give full force and effect to the intent of this Section 1.5, (i) the term "Investor" and "Investors" shall include each Prior Investor individually and the Prior Investors in the aggregate as if each such Prior Investor has purchased shares of Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") or Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), as the case may be, as of the date hereof pursuant to this Agreement, (ii) the shares of Series A Preferred Stock issued by the Company under the Series A Purchase Agreement and the shares of Series B Preferred Stock issued by the Company under the Series B Purchase Agreement shall be deemed to be "Preferred Shares" hereunder, (iii) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued under the Series A Purchase Agreement and the Series B Preferred Stock issued under the Series B Purchase Agreement shall be deemed to be "Conversion Shares" hereunder, and (iv) the term "Preferred Stock" shall mean the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, collectively.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Investors to enter into this Agreement, the Company represents and warrants to the Investors, that as of the date hereof:

         2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the agreements contemplated hereby, and generally to carry out the transactions contemplated hereby and thereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date, which have been furnished to counsel for the Investors by the Company, are correct and complete at the date hereof. The Company is not in violation, in any material respect, of any term of its Certificate of Incorporation or By-laws, or in violation, in any material respect, of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company.

         2.2 Authorization. This Agreement and all documents and instruments executed pursuant hereto are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby and the issuance of the Preferred Shares and, upon conversion thereof, the Conversion Shares have been duly authorized by all necessary corporate or other action of the Company. Based in part on the representations and warranties of the Investors set forth in Article 5 hereof, no consent, approval or authorization of, or designation, declaration or filing with any governmental authority is required of the Company in connection with the execution, delivery and performance of this Agreement, or the issuance and delivery of the Preferred Shares in accordance with the terms of this Agreement, and the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Incorporation of the Company setting forth the rights and preferences of the Preferred Stock, or the performance or consummation of any other transaction contemplated hereby.

         2.3 Capitalization. The authorized and issued capital stock of the Company is as set forth in Schedule 2.3 attached hereto. Except as disclosed in
Schedule 2.3, the Company has not issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. As of the Closing, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. The Preferred Shares have been duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The relative rights, preferences, restrictions and other provisions relating to the Preferred Shares are as set forth in Exhibit B attached hereto. The Company has authorized and reserved for issuance upon conversion of the Preferred Shares not less than 1,712,329 shares of its Common Stock and the Conversion Shares issuable upon such conversion will be, when issued in accordance with the Certificate of Incorporation of the Company, duly and validly authorized and issued, fully paid and nonassessable. Except as set forth on Schedule 2.3, there are no preemptive rights or rights of first refusal with respect to the issuance or sale of the Company's capital stock, other than rights to which holders of the Preferred Shares are entitled as set forth in paragraph 4.14 hereof. Except as disclosed in Schedule 2.3, there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement, the Stock Restriction Agreement referred to in paragraph 3.5 hereof or Article 10A of the Company's By-Laws. The outstanding shares of the Common Stock are held of record and beneficially by the persons identified in Schedule 2.3 in the amounts indicated therein.

         2.4 Subsidiaries; Investments. The Company has no subsidiaries. The Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind.

         2.5 Financial Statements. Included in Schedule 2.5 are the following financial statements of the Company, all of which fairly present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby: (i) the audited balance sheet of the Company as of December 31, 1994 and the related audited statements of income and cash flow for the year then ended (the "Audited Financial Statements"), and (ii) balance sheet of the Company as of June 30, 1995 and the related statements of income and cash flow for the six month period ended June 30, 1995. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition and results of operations of the Company as of December 31, 1994 and for the year ended December 31, 1994.

         2.6 Absence of Undisclosed Liabilities. Except as and to the extent disclosed in Schedule 2.6 and to the extent reflected or reserved against in the balance sheet of the Company as of June 30, 1995 included in Schedule 2.5 (including the footnotes and schedules thereto) (the "Base Balance Sheet"), the Company does not have any material accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof and arising other than in the ordinary course of business (whether such liability is accrued, to become due, contingent, or otherwise), except for liabilities or obligations incurred pursuant to this Agreement and the transactions contemplated hereby.

         2.7 Absence of Certain Developments. Except as disclosed in Schedule 2.7, since June 30, 1995 there has been (i) no material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties or business of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company,
(iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor, except for loans made to employees pursuant to the Company's Restricted Stock Purchase Plan, (v) no increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company, (vi) no material loss, destruction or damage to any property of the Company, whether or not insured, (vii) no labor trouble involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company otherwise than for fair value in the ordinary course of business.

         2.8 Title to Properties. The Company has good and marketable title to all of its properties and assets, free and clear of all liens, restrictions or encumbrances except as disclosed in Schedule 2.8. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied.

         2.9 Tax Matters. Except as set forth in Schedule 2.9, all foreign, federal, state and local taxes owed by the Company have been paid. Except as set forth on said Schedule 2.9, the provision for taxes on the Base Balance Sheet in
Schedule 2.5 are sufficient for the payment of all accrued and unpaid foreign, federal, state, county and local taxes of any nature of the Company, whether or not assessed or disputed as of the date of said balance sheet. Except as set forth on Schedule 2.9, there exist no unpaid assessments or basis for the assessment of additional taxes on the Company for any fiscal period. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         2.10 Contracts and Commitments. Except as set forth in Schedule 2.10, the Company is not a party to any contract, obligation or commitment which involves a potential commitment in excess of $20,000.00 or which is otherwise material and not entered into in the ordinary course of business, and does not have any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor, sales representative or OEM agreements; agreements with officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to the licensing, distribution, development, purchase or sale of software; material agreements with customers of the Company; or pension, profit-sharing, retirement or stock option plans, except in each case as are described in Schedule 2.10 and copies of which have been delivered to counsel for the Investors. The Company does not know of any basis for the termination, expiration or modification of any such agreements within one year from the date hereof, which termination, expiration or modification may have a material adverse effect on the Company. The Company is not in default under any contract, obligation or commitment, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The Company is not a party to any contract or arrangement which under circumstances now foreseeable is likely to have a material adverse effect on the business, properties or prospects of the Company. The Company does not have any liability for renegotiation of government contracts or subcontracts.

         2.11 Proprietary Rights; Employee Restrictions. Set forth in Schedule
2.11 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses to use, free and clear of claims or rights of any other person, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, programming processes and software, algorithms, formulae, trade secrets and know how (collectively "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. All Intellectual Property that is used or incorporated into the

Company's products or contemplated products and which is unique or proprietary to the Company was developed by or for the Company by the employees or consultants of the Company and is owned exclusively by the Company free and clear of claims or rights of any other person. The Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property. No claim is pending or threatened against the Company, nor has the Company received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation or products or services of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened against the Company, nor has the Company received any notice from any third parties to the effect that any Intellectual Property owned or licensd by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

         All technical information developed by or belonging to the Company and which is material to the business of the Company which has not been patented has been kept confidential. The Company is not making unlawful use of any Intellectual Property of any other person, including without limitation any former employer of any past or present employees of the Company. Except as disclosed in Schedule 2.11, neither the Company nor, to the knowledge of the Company, any of the Company's employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's or consultant's duties for the Company or results in any former employers of such employees and consultants having any rights in, or claims on, the Company's Intellectual Property. To the knowledge of the Company, the activities of the Company's employees and consultants on behalf of the Company do not violate any agreements or arrangements which any such employees have with former employers. The Company has taken all commercial reasonable steps required to establish and preserve its ownership of all of the Intellectual Property; each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Intellectual Property, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions to the Company substantially in the form of either Exhibit E-1 or Exhibit E-2 hereto, and, to the knowledge of the Company, all such employees, consultants and independent contractors are not in violation of such agreements.

         Without limitation of any of the foregoing and except as otherwise expressly disclosed in Schedule 2.11 hereto: (a) no part of any software belonging to any third parties was included in the Company's products, whether pursuant to any license arrangement or otherwise, and no use was made of any trade secrets or proprietary information of any third party in developing such products; (b) the Company has not at any time licensed or otherwise authorized any person to manufacture, have manufactured, assemble, reproduce, sell or otherwise distribute or modify the

Company's products or any part or modified version thereof; (c) the Company has not at any time provided to any person the specific parameters, system architecture and information which defines.the scope, objectives and processes of operations for the Company's products or any part thereof; (d) the Company has affixed appropriate copyright notices and notices prohibiting unlicensed use to all copies of the Company's products and related documentation which the Company has distributed to any person; (e) the Company has taken reasonable security measures to guard against unauthorized disclosure or use any of its Intellectual Property; and (f) the Company has no reason to believe that any person (including without limitation any former employee of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any person has obtained unauthorized access to any of its Intellectual Property.

         2.12 Effect of Transactions. The execution, delivery and performance by the Company of this Agreement and the agreements and transactions contemplated hereby will not conflict with or result in any default under any material contract, obligation or commitment of the Company, or any charter provision, by-law or corporate restriction of the Company, or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company except pursuant to this Agreement. The Company's execution and delivery of this Agreement and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or to which the Company is a party.

         2.13 Litigation. Except as disclosed in Schedule 2.13, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company affecting any of its properties or assets, or against any officer or key employee of the Company in his capacity as such, or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby; nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

         2.14 Offerees. Neither the Company nor anyone acting on its behalf has in the past sold, offered for sale or solicited offers to buy any securities of the Company so as to bring the offer, issuance or sale of the Preferred Shares as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended (the "Securities Act"), unless such offer, issuance or sale was or will be within the exemptions of Section 4 thereof. The Company has and will comply with all applicable state "blue-sky" or securities laws in connection with the issuance and sale of its Common Stock, Preferred Shares and other securities heretofore issued and to be issued upon the closing of the Agreement.

         2.15 Business; Compliance with Laws. Except as disclosed in Schedule 2.15, the Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted. The Company is not in violation, in any material respect, of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its business as it is presently conducted. The Company is in compliance, in all material respects, with all federal, state and local laws and regulations (including all applicable environmental laws and regulations) relating to its business as presently conducted, except as disclosed in Schedule 2.15.

         2.16 Information Supplied to Investors. Neither this Agreement, nor the Schedules attached hereto or any document referenced therein, nor any certificate, projection or statement prepared by the Company and furnished in writing to the Investors by or on behalf of the Company, contains any untrue statement of a material fact, and none of this Agreement, the Schedules attached hereto or such other documents, certificates, projections or statements referenced therein omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no material fact directly relating to the business, operations or condition of the Company (other than facts which relate to general economic trends or conditions) that materially adversely affects or in the future may in the reasonable business judgment of the Company (so far as the officers of the Company may now foresee based upon material facts of which they are now aware) materially adversely affect the same that has not been set forth in this Agreement or in the Schedules attached hereto. Notwithstanding the foregoing, no representation or warranty is made that the Company can achieve any of the projections or goals described in the information furnished to the Investors.

         2.17 Investment Banking; Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith.

         2.18 Distribution on Capital Stock.  Except as set forth on Schedule
2.7 hereto, the Company has not declared, set aside or paid any dividends or made any distributions with respect to any shares of its Common Stock or any other class of its stock.

         2.19 Environmental Matters. Except as disclosed in Schedule 2.19, (i) the Company has never generated transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as hereinafter defined) and the operations of the Company or, to the knowledge of the Company, any other party located at the Company's facilities have not resulted in the release of any Hazardous Material (as hereinafter defined) in violation of any Environmental Law (as hereinafter defined), (ii) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material. Except as disclosed in said Schedule 2.19; (i) the Company has no material liability under nor has it ever violated any Environmental Law in any material fashion; (ii) the Company, all property owned, operated, leased, or used by the

Company, and all facilities and operations thereon are presently in material compliance with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company has no reason to believe that any of the items enumerated in clause (iii) of this sentence will be forthcoming. To the best knowledge of the Company, except as disclosed in said Schedule 2.19, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation or, to the knowledge of the Company, any underground storage tanks. The Company has provided to the Investors copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency. For purposes of this paragraph, the following definitions shall apply: "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law. "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law. "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted. "Company" shall mean and include the company, any subsidiaries, affiliates, and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         2.20 Employees. Except as set forth on Schedule 2.13, there are no controversies or labor troubles pending, or to the knowledge of the Company, threatened between it and its employees. Except as set forth in Schedule 2.20, to the Company's knowledge: (a) no officer or key employee has any present intention of terminating his employment with the Company; and (b) the Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. Except as set forth in Schedule 2.20, the Company is not a party to any written agreement or oral agreement which obligates the Company to retain the services of any employee for more than 120 days, with any of its officers or employees with respect to such person's employment with the Company.

         2.21 Insurance. The Company maintains in full force such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its respective business and properties, in such amounts and against such losses and risks as are listed in Schedule 2.21.

         2.22 Retirement Obligations, etc. Except as disclosed in Schedule 2.22, the Company does not have any pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings. The Company is not a party to any collective bargaining agreement and, to the Company's knowledge, no organizational efforts are presently being made with respect to any of its employees. Schedule 2.22 lists the employee benefit plans of the Company.

         2.23 Transactions with Affiliates. Except as disclosed in Schedule 2.23 or as provided in the agreements contemplated by this Agreement and the Exhibits hereto, no stockholder, officer or director of the Company nor any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act) (herein, a "Related Party") is a party to any transaction with the Company, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party other than the making of employee loans under the Company's Restricted Stock Purchase Plan to fund the purchase price of shares issued thereunder.


SECTION 3.    CONDITIONS OF PURCHASE

         The Investors' obligation to purchase and pay for the Preferred Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction on or before and at the Closing Date of the following conditions:

         3.1 Satisfaction of Conditions. The representations and warranties of the Company contained in this Agreement including but not limited to the representation and warranties made in Section 2 hereof, shall be true and correct on and as of the Closing Date; each of the conditions specified in this
Section 3 shall have been satisfied or waived in writing; and on the Closing Date, certificates to such effect executed by the President of the Company shall be delivered to the Investors.

         3.2 Opinion of Company Counsel. The Investors shall have received from counsel for the Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

         3.3 Authorization. The Board of Directors and the stockholders of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Investors authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Investors shall have received a duly executed certificate of the Secretary of the Company setting forth a copy of such resolutions and the Certificate of Incorporation and By-laws of the Company and such other matters as may be requested by the Investors.

         3.4 Effectiveness of Preferred Stock Terms. The Board of Directors of the Company shall have adopted a resolution establishing the terms of the Preferred Stock as set forth in Exhibit B hereto, and such action shall have been made effective by approval thereof by the stockholders and the filing of a Certificate of Amendment with the Secretary of State of Delaware.

         3.5 Stock Restriction Agreements. The Company, the Investors, the Prior Investors and Wayne Andrews, John Thibault and Steve Webber (the "Founders") shall have executed and delivered an Amendment No. 2 to Stock Restriction Agreement in the form of Exhibit D hereto.

         3.6 Non-Competition, Nondisclosure and Developments Agreements. Each of the Company's "key employees" (including without limitation each of Messrs. Andrews, Thibault, Webber, Allen, Murphy and Volpe) shall have delivered to the Investors an executed copy of a Key Employee Non-Competition, Nondisclosure and Developments Agreements with the Company, substantially in the forms attached as Exhibit E-1 hereto.

         3.7 Stockholders Agreement; Election of Directors. The Company, the Investors, the Prior Investors and the Founders shall have executed and delivered an Amended and Restated Stockholders Agreement (the "Stockholders Agreement") in the form of Exhibit F hereto.

         3.8 Founders Registration Rights Agreement. The Company and each of the Founders shall have executed and delivered an Amended and Restated Founders Registration Rights Agreement in the form of Exhibit G hereto.

         3.9 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to each of the Investors, and each of the Investors shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance and sale of the Preferred Shares to the Investors shall be made in conformity with all applicable state and federal securities laws.

         3.10 Delivery of Documents. The Company shall have executed and delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate persons) the following:

              (a)  Certificates for the Preferred Shares;

              (b) Certified copies of resolutions of the Board of Directors (and, if necessary, the stockholders) of the Company authorizing the execution and delivery of this Agreement, the

Stock Restriction Agreement, the Stockholders Agreement, the Certificate of Amendment creating the Preferred Shares and the issuance of the Preferred Shares;

              (c) A copy of the Company's corporate charter, as amended by the Certificate of Amendment, certified as of a recent date by the appropriate Secretary of State and the Secretary of the Company;

              (d) A copy of the by-laws of the Company certified by the Secretary of the Company;

              (e) A certificate issued by the appropriate Secretary of State of the state of incorporation of the Company certifying that the Company is in good standing in such state;

              (f) A true and correct copy of each agreement referred to in Sections 3.5, 3.6, 3.7 and 3.8 hereof;

              (g) A true and correct copy of the amendment to Section 10A of the Company's By-laws; and

              (h) Such other supporting documents and certificates as the Investors may reasonably request.


SECTION 4.    COVENANTS OF THE COMPANY

         The Company (which term shall be deemed to include, for purposes of this Section 4, any subsidiary or subsidiaries of the Company formed after the date of this Agreement) shall comply with the following covenants until the consummation of the first Qualified Public Offering (as defined in Section 5 of the Preferred Stock terms attached as Exhibit B hereto) except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by holders of a majority in interest (or, in the case of Section 4.17, two-thirds in interest and, in the case of Section 4.18, two-thirds in interest of each series) of the Preferred Shares; provided that Sections 4.1, 4.2 and
4.12 may not be amended in a manner adverse to an Investor without the consent of such Investor; provided, further, that Section 4.14 may only be so amended provided that in connection with such amendment all Investors are treated equally. Notwithstanding anything to the contrary contained in this Section 4, no Investor shall be entitled to the information referred to in Sections 4.1 and
4.2 or to the inspection or visitation rights referred to in Section 4.12 if the Board of Directors determines that a competitive conflict would exist by providing such information or inspection or visitation rights to the Investor. In the event of such a competitive conflict, the information, inspection and visitation rights of the Investor shall be limited so as to avoid the competitive conflict.

         4.1 Financial Statements; Minutes. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors, so long as such Investor continues to hold (or have the right to hold) at least 200,000 Conversion Shares, the following reports: (a) within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Investors, prepared in accordance with generally accepted accounting principles and practices consistently applied; (b) within 45 days after the end of each quarter, a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings for the Company for such quarter and for the year to date; (c) within 30 days after the end of each month, a consolidated unaudited balance sheet of the Company as at the end of such month and an unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of earnings and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period and, with respect to financial information delivered to the Investors, to include a brief written discussion and analysis by management of such annual and quarterly financial statements; (d) within 30 days after the end of each month, a historical statement of cash flows for the preceding month and a projected statement of cash flows for the 90 day period following the end of such month; and (e) such other financial information as a majority in interest of the Investors may reasonably request, including without limitation certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 4; provided, however, that the above-referenced obligation to furnish various financial statements shall terminate once the Company becomes subject to, and commences reporting under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and provided, further, however, that prior to December 31, 1996 Aspect Telecommunications, Inc. ("Aspect") and its transferees shall only be entitled to receive the information required to be delivered to the Investors under clauses (a) and (b) of this Section 4.1.

         4.2 Budget and Operating Forecast. The Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to each Investor who holds (or has the right to hold) in excess of 200,000 of the Conversion Shares. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all changes therein and all material deviations therefrom. The Company shall not be required to deliver any budget to Aspect or its transferees or advise Aspect or its transferees of any changes therein or deviations therefrom prior to December 31, 1996.

         4.3 Conduct of Business. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith, including such research and development activities as the Board of Directors may from time to time approve. The Company will keep in full force and effect its corporate existence and all intellectual property rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the Company's continuing operations) and shall use its best efforts to cause each employee who has access to confidential and proprietary information to execute a Nondisclosure and Developments Agreements substantially in the form of Exhibit E-2 attached hereto with such reasonable changes as may be deemed appropriate by the Board of Directors.

         4.4 Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any shares of its capital stock.

         4.5 Adverse Changes. The Company will promptly advise the Investors of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change. The Company will also promptly notify the Investors of any facts which, if such facts had existed at the Closing, would have constituted a material breach of the representations and warranties contained herein.

         4.6 Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

         4.7 Life Insurance. The Company will obtain and maintain, and continue to pay the premiums on, "key-man" term life insurance from financially sound and reputable insurers on the life of the Founders as a group in the face amount of $3,000,000.00, and the Company shall be named as the sole and exclusive beneficiary. The Company hereby agrees that such policy shall not be assigned, borrowed against or pledged.

         4.8 Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

         4.9 Affiliated Transactions. All transactions by and between the Company and any officer, key employee or stockholder of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with such officer, key employee or stockholder, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by a majority of the Investor Representatives after full disclosure of the terms thereof, for which purpose the interested party, if an Investor Representative, and any affiliate of the interested party who is an Investor Representative, shall not be entitled to vote, except that such approval shall not be required in connection with the making of employee loans under the Company's Restricted Stock Purchase Plan to fund the purchase price of shares issued thereunder.

         4.10 Management Compensation. Compensation paid by the Company to its management will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. In furtherance of the foregoing, the Company hereby agrees that, except as set forth in Schedule 2.10 hereto, no compensation or other remuneration shall be paid to, nor shall any capital stock of the Company be issued to, or options to purchase any of its capital stock granted to, any director, officer or key employee of, or any consultant to, the Company or any of its subsidiaries, without the approval of a majority of members of the Compensation Committee of the Company's Board of Directors.

         4.11 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares to fund the Company's working capital. Pending use for the above described purpose, said proceeds shall be temporarily invested in short-term, interest bearing securities, including U.S. Government securities, certificates of deposit and similar instruments, and money market mutual funds.

         4.12 Inspection. The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors, so long as the Investors continue to hold (or have the right to hold) at least 200,000 Conversion Shares, to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested, provided that Aspect shall not be entitled to any such visitation or inspection rights prior to December 31, 1996. In addition, upon reasonable prior notice, the management of the Company will be available at least quarterly to meet with an authorized representative of NEA to review the Company's business environment and market opportunities.

         4.13 Board of Directors Meetings. The Company will ensure that meetings of its Board of Directors are held at least four times each year and at intervals of not more than three months and will reimburse Directors for their reasonable travel expenses incurred in connection with attending meetings of the Board of Directors or performing such other business on behalf of the Company as may be approved by the Company in advance. The Company will allow an authorized representative of each of Atlas, NEA and Fidelity to have certain observer rights in connection with such Board of Directors meetings, as set forth in the Stockholders Agreement or the letter agreement dated as of July 29, 1994 between the Company and NEA (the "Management Rights Letter"). The Certificate of Incorporation or By-laws of the Company will at all times during which any nominee of the Investors serves as director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. Upon the reasonable request of the Investor Representatives (as defined in Section 4.14(b)), the Company will use its best efforts to obtain and maintain on reasonable business terms directors and officers liability insurance coverage of at least $1,000,000.00 per occurrence, so long as such insurance may be obtained and maintained on commercially reasonable terms.

         4.14 Right to Participate in Sales of Additional Securities.

              (a) The Company covenants and agrees that it will not sell or issue any shares of capital stock of the Company, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock or convertible or exchangeable securities of the Company, other than in connection with a Qualified Public Offering (as defined in Section 5 of the Preferred Stock terms attached as Exhibit B hereto) or as otherwise provided in Section 4.14(b) hereof, unless (i) the Company shall have received a bona fide arm's-length offer to purchase such stock, bonds, certificates of indebtedness, debentures, securities, options, warrants or rights from a third party, and (ii) the Company first submits a written offer to the Investors identifying the third party to whom such stock, bonds, certificates of indebtedness, debentures, securities, options, warrants or rights are proposed to be sold and the terms of the proposed sale, and offering to the Investors the opportunity to purchase their proportionate share of such securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to the third party. Each Investor shall have the right to purchase its proportionate share (relative to the other Investors) of the total number of securities proposed to be purchased by such third party based on the ratio of the Preferred Shares issued to such Investor to the Preferred Shares issued to all of the Investors. The Investors shall have a right of over-allotment pursuant to this Section 4.14 such that to the extent an Investor does not exercise its right of first refusal hereunder, such additional securities which such Investor did not elect to purchase may be purchased by the other Investors in proportion to the total number of Preferred Shares which each such other Investor holds compared to the total number of Preferred Shares held by all Investors who elect to participate in the right of over-allotment hereunder. Any Investor may transfer its right to be offered any such opportunity to any transferee of in excess of 200,000 shares of its Preferred Shares (other than a competitor of the Company). The Company's offer to the Investors shall remain open and irrevocable for a period of at least 45 days. Any securities so offered to the Investors which are not purchased pursuant to such offer

(after giving effect to the over-allotment option) may be sold by the Company to the third party originally named in the offer to the Investors on terms and conditions, including price, not more favorable to the third party than those set forth in such offer at any time within 75 days following the date of such offer, but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 75-day period without renewed compliance with this paragraph 4.14.

              (b) Notwithstanding the foregoing, the Company may (i) issue up to an aggregate of 2,768,341 shares of its Common Stock (including, and not in addition to, 2,318,689 shares which are issued and outstanding on the date of this Agreement), or grant options exercisable therefor, to officers, directors, employees, consultants or agents of the Company pursuant to the terms of the Company's Stock Option Plan or Restricted Stock Purchase Plan, provided that such shares or options shall vest over a five year period (unless a shorter vesting schedule is approved by the designees of Matrix and Sigma to the Company's Board of Directors (herein referred to, together with any successors or replacements, collectively, as the "Investor Representatives"), (ii) declare, make or issue a dividend or other distribution payable in shares of the Common Stock in respect of outstanding shares of the Common Stock or the Preferred Stock in accordance with the Company's Certificate of Incorporation, as amended,
(iii) issue shares of its Common Stock or other securities in connection with the acquisition of any other corporation or business concern, whether by acquisition of assets, or capital stock merger, consolidation or other reorganization as long as the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power of the outstanding capital stock of the Company immediately after such transaction, (iv) with the prior consent of a majority of the Investor Representatives, issue, or issue options, warrants or rights to subscribe for, shares of its Common Stock in connection with any debt, capital lease or other similar financing transaction, or (v) issue shares of Common Stock pursuant to a Qualified Public Offering (as defined in Exhibit B) without offering the Investors the opportunity to purchase their proportionate share of such shares or options under this paragraph 4.14.

         4.15 Stock Restriction Agreement, Nondisclosure and Developments Agreements and Non-Competition Agreements. The Company will diligently enforce all of its rights under the Stock Restriction Agreement described in paragraph
3.5 hereof and the Nondisclosure and Developments Agreements and Non-Competition Agreements described in paragraph 3.6 hereof. The Company will not waive or release any rights under, or consent to the amendment of, any such agreement without the written consent of the Investor Representatives.

         4.16 Distributions on, and Redemptions of, Capital Stock. Except as otherwise expressly provided in this Agreement or in Exhibit B hereto, the Company will not declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock; provided, however, that this restriction shall not apply to the redemption of Preferred Shares or the repurchase of shares of the Common Stock pursuant to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, provided that (unless the purchase is approved by a vote of the disinterested members of the Board of Directors) the repurchase price paid by the Company does not exceed the purchase price paid to the Company for such shares. Any redemption, repurchase or other acquisition by the Company of any shares of its capital stock shall be made in compliance with all laws, including but not limited to federal and state securities laws.

         4.17 Merger, Consolidation, Sale of Assets, Acquisition and Other Actions. The Company will not without the prior written consent of holders of two-thirds in interest of the Preferred Shares: (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transaction) all or substantially all of its assets, (b) merge with or into or consolidate with another entity, (except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval), (c) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, (d) voluntarily liquidate or wind up its operations or (e) issue any shares of its capital stock which are senior to or on a parity with the Preferred Shares with respect to dividends liquidation or redemptions or with any special voting rights.

         4.18 No Amendments to Certificate of Incorporation. The Company will not make any amendment to its Certificate of Incorporation or make any amendment to its By-laws that directly or indirectly adversely affects the terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock without the prior written consent of two-thirds in interest of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a separate class. If any amendment to the Certificate of Incorporation would adversely affect one or more series of Preferred Stock but would not so affect one or more series of Preferred Stock as a class, then the prior written consent of two-thirds in interest of such series shall be required to effect any such amendment.

         4.19 Capital Expenditures. The Company will not, without the prior approval of a majority of the Investor Representatives, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an amount of $250,000 for any one such expenditure or series of related expenditures.

         4.20 Indebtedness. The Company will not become indebted for or create, incur, assume or be liable in any manner in respect of, or suffer to exist, without the prior approval of a majority of the Investor Representatives, any new or additional long-term indebtedness, bonding or other similar commitment, standby letter of credit or similar loan which, for any one such borrowing or series of related borrowings, is in excess of $250,000

         4.21 Restrictions on Other Agreements. The Company will not enter into any agreement with any party which by its terms (i) restricts the payments due the holders of Preferred Shares pursuant to Exhibit B hereto or (ii) other than as set forth in the Amended and Restated Founders Registration Rights Agreement by and among the Company and the Founders (the "Founders Registration Rights Agreement"), which grants any right relating to the registration of its Common Stock superior to or on a parity with the rights granted to the Investors pursuant to Section 6 hereof. For purposes of this paragraph 4.21, loan agreements approved by the Board of Directors of the Company which provide that no redemption may be made and/or no dividends may be paid while there is a continuing default shall be deemed not to restrict such payments.

         4.22 Compliance with Stock Restriction Agreement. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer does not violate the terms of the Stock Restriction Agreement referred to in paragraph 3.5 hereof.


SECTION 5.    REPRESENTATIONS OF INVESTORS

         It is the understanding of the Company, and each Investor hereby severally represents with respect to such Investor's purchase of Preferred Shares hereunder, that:

              (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered, and constitutes a valid, binding and enforceable agreement of the Investor.

              (b) The Investor is acquiring the Preferred Shares for its own account, for investment, and not with a view to any distribution thereof within the meaning of the Securities Act. The Investor was not formed or organized for the purpose of acquiring the Preferred Shares.

              (c) The Investor understands that because the Preferred Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Preferred Shares unless the Preferred Shares are subsequently registered under the Act or exemptions from such registration are available. The Investor understands that each certificate representing the Preferred Shares will bear the following legend or one substantially similar thereto:

              The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or the availability of an exemption from such registration requirements.

              (d) The Investor is sufficiently knowledgeable and experienced in the making of venture capital investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company. The Investor is an accredited investor as such term is defined in Rule 501 promulgated under the Securities Act.

              (e) The Investor has been advised that the Preferred Shares have not been and are not being registered under the Securities Act or under the blue sky laws of any jurisdiction and that the Company in issuing the Preferred Shares is relying upon, among other things, the representations and warranties of the Investors contained in this Section 5.

              (f) No broker, finder, agent or similar intermediary has acted on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.


SECTION 6.    REGISTRATION RIGHTS

         6.1 Optional Registrations. If at any time or times after the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission" ) under the Securities Act is applicable), the Company will promptly give written notice thereof to the holders of Registrable Securities (as hereinafter defined in paragraph 6.4 below) then outstanding (the "Holders"). In connection with any such registration, if within 30 days after their receipt of such notice any Holder of the Registrable Securities requests the inclusion of some or all of the Registrable Securities owned by it in such registration, the Company will notify all of the Holders of its receipt of such request, and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 30 days after the notice given by the Company with respect to its receipt of such request; provided, however, that in the case of the registration of shares of the Common Stock by the Company in connection with an underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required, and (i) if such registration is the first registered offering of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities included therein (based on aggregate market values). The Company shall advise all Holders of Registrable Securities promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting (other than those to be sold for the account of the Company) shall be allocated in the following manner: The securities of the Company other than Registrable Securities shall be excluded from such registration and underwriting to the extent required by such limitation (except to the extent that the Founders are entitled to certain registration rights pursuant to the Founders' Registration Rights Agreement), and if a limitation of the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders of Registrable Securities and the Founders (to the extent that the Founders are entitled to include shares under the Founders Registration Rights Agreement) in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and shares of Common Stock. All expenses of the registration and offering (including transfer taxes on shares being sold by the Holders) and the reasonable fees and expenses of one independent counsel for the Holders shall be borne by the Company, except that the Holders shall bear underwriting discounts and selling commissions attributable to their Registrable Securities being registered. Without in any way limiting the types of registrations to which this paragraph
6.1 shall apply, in the event that the Company shall effect a shelf registration under Rule 415 promulgated under the Securities Act, or any other similar rule or regulation (Rule 415), the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders to include their shares in such registration in accordance with the terms of this paragraph 6.1.

         6.2 Required Registrations. If on any one (1) occasion on or after the earlier of (i) September 30, 1996 or (ii) six months after an initial public offering, one or more of the Holders of a majority of the Registrable Securities then outstanding shall notify the Company in writing that he or they intend to offer or cause to be offered for public sale all or any portion of his or their Registrable Securities having an aggregate proposed offering price of not less than $5,000,000, the Company will notify all of the Holders of Registrable Securities who would be entitled to notice of a proposed registration under paragraph 6.1 above of its receipt of such notification from such Holder or Holders. Upon the written request of any such Holder delivered to the Company within 15 days after receipt from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this paragraph 6.2; provided, however that unless such registration becomes effective, the Holders of the Registrable Securities shall be entitled to require an additional registration pursuant to this paragraph 6.2. All expenses of such registration and offering and the reasonable fees and expenses of one independent counsel for the Holders shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable time not to exceed 90 days during any twelve month period, if the Company has been advised by legal counsel, which counsel shall be acceptable to the Holders of Registrable Securities, that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a registration statement requested pursuant to this paragraph 6.2 to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this paragraph 6.2 has been made prior to the expiration of such 90-day period. If so requested by any Holder in connection with a registration under this paragraph, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of such Holder's Registrable Securities registered thereunder are sold. The obligation of the Company hereunder shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid shall have become effective and, if the method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto.

         If the method of disposition is an underwritten public offering, the holders of a majority of the Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to approval of the Company, which approval shall not be unreasonably withheld or delayed.

         6.3 Form S-3. If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form. One or more of the Holders of Registrable Securities shall have the right from time to time to request and have effected registrations of shares of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities having an aggregate proposed offering price of not less than $1,000,000.00 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders). The Company shall give notice to all of the Holders of Registrable Securities of the receipt of a request for registration pursuant to this paragraph 6.3 and shall provide a reasonable opportunity for such Holders to participate in such a registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder or Holders thereof. If so requested by any Holder in connection with a registration under this paragraph 6.3, the Company shall take such steps as are required to register such Holder's Registrable Securities or sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Holder's Registrable Securities registered thereunder are sold. All expenses incurred in connection with a registration requested pursuant to this paragraph 6.3 and the reasonable fees and expenses of independent counsel for the Holders shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel, which counsel shall be acceptable to the Holders of Registrable Securities, that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a registration statement requested pursuant to this paragraph 6.3 to become effective prior to 90 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this paragraph 6.3 has been made prior to the expiration of such 90-day period. If so requested by any Holder in connection with a registration under this paragraph, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of such Holder's Registrable Securities registered thereunder are sold.

         6.4 Registrable Securities. For the purposes of this Section 6, the term Registrable Securities shall mean any Conversion Shares and any Common Stock issued or issuable with respect to the Conversion Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         6.5 Market Stand-Off Agreement. Each Holder agrees, if requested by the Company and an underwriter of Common Stock of the Company, not to sell or otherwise transfer or dispose of stock held by it during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, except for the sale of stock registered pursuant to such registration statement, provided that:

              (a) Such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

              (b) All other principal shareholders, officers and directors of the Company enter into similar agreements.

         Such agreement shall be in writing in a form satisfactory to the Holder, the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the 90-day period.

         6.6 Further Obligations of the Company. Whenever under the preceding paragraphs of this Section 6 the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

              (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

              (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his Registrable Securities;

              (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any;

              (d) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or blue-sky laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

              (e) Immediately notify each selling Holder, at any time when a prospectus relating to his Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

              (f) Cause all such Registrable Securities to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed.

              (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

              (h) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.

         6.7  Indemnification; Contribution.

              (a) Incident to any registration statement referred to in this
Section 6, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder of Registrable Securities (including its respective partners, directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses claims damages or liabilities arise out of or are based on (i) any untrue statement or alleged true statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or blue sky laws or any rule or regulation thereunder in connection with such registration, provided that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Holder or controlling person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Holder expressly for use in such registration statement, such Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its respective partners directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this subparagraph 6.7(a) exceed the proceeds received by such Holder from its sale of Registrable Securities under such registration statement.

              (b) If the indemnification provided for in subparagraph 6.7(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this paragraph 6.7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph 6.7(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Holder be required to contribute any amount under this subparagraph 6.7(b) in excess of the proceeds received by such Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (c) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this paragraph 6.7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this paragraph 6.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         6.8 Rules 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration the Company agrees to: (i) register its Common Stock under the Exchange Act concurrently with, or immediately following the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the public and at all times from and after the 90th day thereafter, make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule 144); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; (iii) so long as a holder owns at least 200,000 shares of Registrable Securities, furnish to the holder as promptly as possible upon its request a written statement by the Company confirming its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration; and (iv) comply, in connection with any resales by the Investors, pursuant to Rule 144A, with the informational requirements of Rule 144A(d)(4) (and any successor rule to Rule 144A(d)(4)).

         6.9 Transfer of Registration Rights. The registration rights of the Holders under this Section 6 may be transferred to any transferee of 30,000 shares (adjusted appropriately for stock splits, stock dividends and the like) of Registrable Securities or to any partner or shareholder of any Investor regardless of the number of shares held by such transferee; provided, however, that the registration rights may not be transferred to any transferee reasonably deemed by a majority of the Board of Directors to be a competitor of the Company. Each such transferee shall be deemed to be a Holder for purposes of this Section 6.

SECTION 7.    GENERAL

         7.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Investor and no delay on the part of any party exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by the holders of a majority of the Preferred Shares and (in the case of any such change or addition) the Company. Any waivers or changes or additions to Sections 2 and 3 shall only require the consent of the Investors holding a majority of the shares of Series C Preferred Stock and the Company. Any amendment or waiver effected in accordance with this paragraph 7.1 shall be binding upon each holder of Preferred Shares purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

         7.2 Survival of Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and to be performed prior to or at the Closing and in the certificates, lists, exhibits, schedules or other written information delivered or furnished by or on behalf of the Company to any Investor in connection herewith shall be deemed material and to have been relied upon by such Investor, and, except as otherwise provided in this Agreement, shall survive the delivery of the Preferred Shares and shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Preferred Shares, whether so expressed or not; provided, however, that the rights which inure to the benefit of Aspect under this Agreement may not be assigned to any transferee reasonably deemed by a majority of the Board of Directors to be a competitor of the Company. The representations and warranties made by the Investors in Section 5 of this Agreement shall survive the delivery of the Preferred Shares and shall bind the Investors' successors and assigns and shall inure to the benefit of the Company's successors and assigns.

         7.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

         7.4 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         7.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         7.6 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or 5 days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery as of the date of receipt, to the following addresses: if to the Company, 25 Porter Road, Littleton, Massachusetts 01469, Attention: President, or at any other address designated by the Company to each of the Investors in writing; if to an Investor, at its mailing address as shown on Exhibit A hereto, or at any other address designated by such Investor to the Company and the other Investors in writing; and if to an assignee of an Investor, at its address as designated to the Company and the other Investors in writing.

         7.7 Severability. Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         7.8 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, and the Investors shall pay all costs and expenses that they incur with respect to the negotiation execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto, except that on the Closing pursuant to this Agreement, the Company shall reimburse the Investors for up to $10,000.00 in legal fees and expenses for the professional services of Ropes & Gray, special counsel for the Investors, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto.

         7.9 Integration. This Agreement including the exhibits documents and instruments referred to herein or therein constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         7.10 Confidentiality. Each of the Investors agrees to keep confidential (and to use reasonable efforts to cause its directors, officers, partners, employees and agents to keep confidential) all information furnished to it by the Company under this Agreement which the Company identifies as confidential or proprietary, except for information which (a) is in the public domain, or enters the public domain other than by such Investor's breach of this Agreement, (b) was known to such Investor prior to its disclosure by the Company, (c) is required to be disclosed by applicable laws or regulations or by order of any governmental agency or authority having competent jurisdiction or (d) in the case of the Investors, constitutes summary financial or descriptive business information disclosed by an Investor which is an investment fund as part of its regular reports to its partners, partner committees or other Investors.

         7.11 Shares Owned by Affiliates. For the purpose of applying all provisions of this Agreement which condition the receipt of information or access to information upon ownership of a specified number of Conversion Shares, the Conversion Shares owned by any affiliate of an Investor shall be deemed to be owned by such Investor.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                       GEOTEL COMMUNICATIONS CORPORATION


                                       By: /s/ John C. Thibault
                                          --------------------------------
                                       Name:
                                       Title:


                                       PURCHASERS SIGNING IN THEIR CAPACITY
                                       AS BOTH PRIOR INVESTORS AND INVESTORS:

                                       MATRIX PARTNERS III, L.P.


                                       By: /s/ W. Michael Humphreys
                                          ---------------------------------
                                          Name:
                                          Title: General Partner


                                       SIGMA PARTNERS II, L.P.


                                       By: /s/ Gardner C. Hendrie
                                          ---------------------------------
                                          Name:
                                          Title: General Partner


                                       SIGMA ASSOCIATES II, L.P.


                                       By: /s/ Gardner C. Hendrie
                                          --------------------------------
                                          Name:
                                          Title: General Partner


                                       ATLAS VENTURE FUND II, L.P.

                                       By:  Atlas Venture Associates II, L.P.


                                       By: /s/ Barry Fidelman
                                          --------------------------------
                                          Name:
                                          Title: General Partner

                                       NEW ENTERPRISE ASSOCIATES VI,
                                        LIMITED PARTNERSHIP

                                       By:  NEA Partners VI, Limited
                                            Partnership


                                       By: /s/ PETER F. BANNIN
                                           -----------------------
                                          Name:
                                          Title: General Partner


                                       /s/ ALEXANDER D'ARBELOFF
                                       ---------------------------
                                           Alexander d'Arbeloff


                                       /s/ STEVEN FINN
                                       ---------------------------
                                       Steven Finn


                                        /s/ ANTHONY J. MEDAGLIA, JR.
                                       ----------------------------
                                       Anthony J. Medaglia, Jr.


                                       PERSONS SIGNING IN THEIR
                                       CAPACITY AS INVESTORS ONLY:


                                       FIDELITY VENTURES LTD.


                                       By: /s/ ROBERT KETTERSON
                                           ------------------------

                                       PERSONS SIGNING IN THEIR
                                       CAPACITY AS PRIOR INVESTORS ONLY:


                                       ASPECT TELECOMMUNICATIONS, INC.


                                       By: /s/ EDWARD M. CLUSS, JR.
                                           ---------------------------

                                       /s/ G. WAYNE ANDREWS
                                       -------------------------------
                                       G. Wayne Andrews


                                       /s/ JOHN C. THIBAULT
                                       -------------------------------
                                       John C. Thibault


                                       /s/ STEVEN WEBBER
                                       -------------------------------
                                       Steven Webber